As submitted with the U.S. Securities and Exchange Commission on September 24, 2025.

Registration No. 333-289768

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

___________________________________

AA Mission Acquisition Corp. II
(Exact name of registrant as specified in its charter)

___________________________________

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21 Waterway Avenue, STE 300 #9733
The Woodlands, TX 77380
Telephone: 832-336-8887
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________

Winston & Strawn LLP
800 Capitol St. STE 2400
Houston, TX 77002
Telephone: (713) 651-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________________

Copies to:

Alexandra Low

Appleby (Cayman) Ltd.

60 Nexus Way, 9th Floor

Camana Bay,

Grand Cayman

Cayman Islands

KY1-9009

(345) 949-4900

Michael J. Blankenship Winston & Strawn LLP 800 Capitol St. STE 2400 Houston, TX 77002 Telephone: (713) 651-2600	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

___________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AA Mission Acquisition Corp. II is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-289768) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3**	Specimen Warrants Certificate (included in Exhibit 4.4).
4.4**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Winston & Strawn LLP.
5.2**	Opinion of Appleby (Cayman) Ltd., Cayman Islands legal counsel to the Registrant.
10.1**	Form of Letter Agreement among the Registrant and its founders.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant and certain security holders.
10.4**	Securities Subscription Agreement, between the Registrant and the Sponsor dated June 10, 2025.
10.5**	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor.
10.6**	Form of Indemnity Agreement.
10.7**	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.8**	Promissory Note issued to AA Mission Sponsor II.
14.1**	Form of Code of Ethics.
19.1**	Insider Trading Policy.
23.1**	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2**	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.2).
23.3**	Consent of MaloneBailey LLP.
24.1**	Power of Attorney (included on signature page hereto).
99.1**	Form of Audit Committee Charter.
99.2**	Form of Nomination and Corporate Governance Charter.
99.3**	Form of Compensation Committee Charter.
99.4**	Policy on Recoupment of Incentive Compensation.
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table.

____________

*        Filed herein.

**      Previously filed or furnished.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 24th day of September, 2025.

AA Mission Acquisition Corp. II
By:	/s/ Qing Sun
Qing Sun
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Qing Sun	Chairman of the Board of Directors and	September 24, 2025
Qing Sun	Chief Executive Officer (principal executive officer)
/s/ Shibin Fang	Chief Financial Officer and Executive Director	September 24, 2025
Shibin Fang	(principal financial and accounting officer)
/s/ Daoyong Xing	Director	September 24, 2025
Daoyong Xing
/s/ Zhenxing Wang	Director	September 24, 2025
Zhenxing Wang
/s/ Wenzhong Zhao	Director	September 24, 2025
Wenzhong Zhao

II-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of AA Mission Acquisition Corp. II, in Houston, Texas, on the 24th day of September, 2025.

By:	/s/ Michael J. Blankenship
Name: Michael J. Blankenship

II-3